UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 11, 2012, Somaxon Pharmaceuticals, Inc. (“Somaxon”) and The Proctor & Gamble Distributing Company LLC (“P&G”) entered into a letter agreement amendment to the Co-Promotion Agreement dated August 24, 2010, as amended, between the parties (the “Agreement”), pursuant to which Somaxon and P&G agreed that the fees payable by Somaxon to P&G under the Agreement relating to services provided by P&G in the fourth quarter of 2011, which fees amount to $1,664,876 (the “Fees”), will be paid as follows: $750,000 will be paid by May 18, 2012, and the remainder will be paid through a royalty on net sales of Silenor in the U.S. The royalty will be 3% of such net sales from April 1, 2012 through December 31, 2012, and 6% of such net sales thereafter. Such royalty will continue until the Fees have been paid to P&G in full, subject to acceleration under certain circumstances as set forth in the letter agreement. Such royalty is in addition to the royalty currently payable to P&G by Somaxon relating to net sales of Silenor, which continues through December 31, 2012. The letter agreement specifies that each of such royalties will be paid to P&G by Somaxon on a monthly basis.

A complete copy of the letter agreement amendment with P&G is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the letter agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Letter agreement dated May 11, 2012, between Somaxon Pharmaceuticals, Inc. and The Procter & Gamble Distributing Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: May 15, 2012

	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Letter agreement dated May 11, 2012, between Somaxon Pharmaceuticals, Inc. and The Procter & Gamble Distributing Company LLC.